Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-240143 on Form S-8 of Vertex, Inc. of our report dated March 15, 2021 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Crowe LLP

New York, New York

March 15, 2021